EXHIBIT 11

                    TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                   (UNAUDITED)

                                                              THREE MONTHS              NINE MONTHS
                                                              ENDED JUNE 30,           ENDED JUNE 30,
                                                           1997         1996          1997          1996
                                                        ----------   -----------   -----------   -----------
Primary:
Weighted average common shares outstanding ..........   14,633,159   12,412,569    13,293,063     12,029,557
Dilutive effect of options and warrants .............    1,756,573    1,963,824     1,554,621      1,011,978
                                                        ----------   -----------   -----------   -----------
     Weighted average common and common equivalent
       shares outstanding ...........................   16,389,732   14,376,392    14,847,684     13,041,536
                                                        ==========   ===========   ===========   ===========
Net income ..........................................   $  766,758   $   447,281   $ 1,685,446   $ 1,003,958
                                                        ==========   ===========   ===========   ===========
Net income per common and common equivalent share ...   $     0.05   $      0.03   $      0.11   $      0.08
                                                        ==========   ===========   ===========   ===========
Fully diluted:
Weighted average common shares outstanding              14,633,159  12,412,569     13,293,063     12,029,557
Dilutive effect of options and warrants .............    2,039,440   2,513,251      1,883,624      2,354,584
Effect of convertible notes, if converted ...........         --       420,000            --         420,000
                                                        ----------   -----------   -----------   -----------
     Weighted average common and common equivalent
       shares outstanding ...........................   16,672,599   15,345,820    15,176,687     14,804,141
                                                        ==========   ===========   ===========   ===========
Net income ..........................................   $  766,758   $   447,281   $ 1,685,446   $ 1,003,958
                                                        ==========   ===========   ===========   ===========
Net income common and common equivalent per share ...   $     0.05   $      0.03   $      0.11   $      0.07
                                                        ==========   ===========   ===========   ===========